Exhibit 2.1

                            STOCK EXCHANGE AGREEMENT

This Agreement dated as of the 8th day of February, 2006, by and among Lounsberry Holdings III, Inc., a Delaware corporation having its offices at c/o Meiyi Xia, 51 Everett Drive, Suite A-20, West Windsor Professional Center, Princeton Junction, NJ 08550 (the "Issuer"), Guangzhou Konzern Medicine Co. Ltd., a Chinese company qualified to be a wholly owned foreign enterprise, known as a "WOFE," with offices at Room 702, Guangri Mansion No. 8, South Wuyang Xin Chengsi, China ("Konzern"), and the individuals named on Schedule A to this Agreement (collectively, the "Stockholders" and each, individually, a "Stockholder").

                              W I T N E S S E T H:

      WHEREAS, the Stockholders are the holders of all of the issued and outstanding capital of Konzern (the "Konzern Shares"); and

      WHEREAS, the Issuer desires to acquire all of the Konzern Shares, which represent all of the capital of Konzern, from the Stockholders, and is willing to issue shares of its common stock, par value $.0001 per share ("Common Stock"), to the Stockholders in exchange for the Konzern Shares on and subject to the terms and conditions of this Agreement; and

      WHEREAS, the Stockholders have executed an agreement pursuant to which they agreed to transfer the Konzern Shares to the Issuer for a consideration of 24,280,000 yuan, which payment may be made in cash or in securities of the Issuer on terms acceptable to the Stockholders; and

      WHEREAS, this Agreement sets forth the terms and conditions on which the Stockholders are transferring the Konzern Shares to the Issuer; and

      WHEREAS, Konzern has obtained all necessary government approval for the transfer by the Stockholders of all of the Konzern Shares to the Issuer, and the transfer of the Konzern Shares is being consummated in full compliance with all Chinese government authorizations;

      NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

      1.    Exchange of Shares.

            (a) Issuance of Shares by Issuer. On and subject to the conditions set forth in this Agreement, the Issuer will issue to Stockholders, in exchange for all of the capital of Konzern, which is represented by the Konzern Shares, an aggregate of 6,530,000 shares of Common Stock (the "Shares"). The Shares will be issued to the Stockholders in the amounts set forth after their respective names in Schedule A to this Agreement.

            (b) Transfer of Konzern Shares by the Stockholders. On and subject to the conditions set forth in this Agreement, the Stockholders will transfer to the Issuer all of the Konzern Shares in exchange for the Shares. Each Stockholder holds the number of Konzern Shares set forth after his or her name in Schedule A to this Agreement.

            (c) Closing. The issuance of the Shares to the Stockholders and the transfer of the Konzern Shares to the Issuer will take place at a closing (the "Closing") to be held at the office of Katsky Korins LLP, 605 Third Avenue, New York, New York 10158 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Sections 4 and 5 of this Agreement.

            (d) Closing Escrow. Prior to the Closing, the Stockholders will deliver to Katsky Korins LLP, as Escrow Agent, the certificates for, or other evidence of, ownership of the Konzern Shares pursuant to an escrow agreement in substantially the form of Exhibit A to this Agreement. The escrow agreement will provide that the Konzern Shares shall be transferred to the Issuer contemporaneously with the delivery of the Shares to the Stockholders.

      2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Stockholders as follows:

            (a)   General.

                  (i) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.

                  (ii) Complete and correct copies of the Issuer's certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "Commission").

                  (iii) The Issuer's authorized capital stock consists of 10,000,000 shares of preferred stock, par value $.0001 per shares, none of which are issued or outstanding, and 90,000,000 shares of Common Stock, of which 1,028,000 shares are issued and outstanding. Pursuant to a separate agreement, the Issuer is acquiring 928,000 shares of Common Stock contemporaneously with the Closing.

                  (iv) The Issuer has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Issuer for the consummation of the transactions contemplated by this Agreement has been taken.

                  (v) The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Shares to Stockholders is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption provided by Section 4(2) thereunder.

                  (vi) Except as contemplated by this Agreement and as disclosed in Schedule B to this Agreement, the Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred, and the Issuer does not have any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it or he granted or may have issued or granted any individual or entity any Convertible Securities or any interest in the Issuer or the Issuer's earnings or profits, however defined. As used in this Agreement, the term "Convertible Securities" shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.




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

            (b)   Financial.

                  (i) The Issuer's audited balance sheet at April 30, 2005 and the statements of operations, stockholders' equity and cash flows and notes thereto for the period from February 10, 2005 (inception) through April 30, 2005, audited by Marcum & Kliegman, LLP, are included in the Issuer's Form 10SB, and its unaudited balance sheet at September 30, 2005 and the related statements of operations and cash flows for the three months ended September 30, 2005 and the period from February 10, 2005 (inception) to September 30, 2005 are included in the Issuer's Form 10-QSB. Such Issuer Financial Statements are collectively referred to as the "Issuer Financial Statement" and have been made available to the Stockholder on the EDGAR system of the Commission. The Issuer Financial Statements are in accordance with all books, records and accounts of the Issuer, have been prepared in accordance with generally accepted accounting principles, consistently applied, except that the Issuer Financial Statements for the period ended September 30, 2005 do not include statements or other information which is not required to be included in a Form 10-Q. Marcum & Kleigman, LLP is independent as to the Issuer under the rules of the Commission pursuant to the Securities Act. The Issuer Financial Statements present fairly the financial position of the Issuer at the respective balance sheet dates, and fairly present the results of the Issuer's operations, changes in stockholders' equity and cash flows for the periods covered in accordance with generally accepted accounting principles consistently applied. The Issuer Financial Statements for the periods ended September 30, 2005 include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                  (ii) At the close of business on September 30, 2005, the Issuer did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed on the September 30 balance sheet. The Issuer has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection and except as disclosed in the Issuer Financial Statements and the SEC Documents, as hereinafter defined. The Issuer has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Issuer Financial Statement, and not heretofore paid or discharged or otherwise specifically disclosed in the Schedules. As used in this Agreement, the term "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  (iii) Except as disclosed in the Issuer Financial Statements and the SEC Documents, since September 30, 2005, there has not been any Material Adverse Change affecting the Issuer or any damage or destruction, whether covered by insurance or not, affecting the business, property or assets of the Issuer, it being understood that the Issuer is not engaged in any active business activity, but is incurring expenses in the normal course of operations as a public company. A Material Adverse Change, with respect to any party to this Agreement, means any material adverse change in the business, operations, assets, financial condition, operating results, liabilities, employee relations or prospects of such party or which would affect the ability of a party to consummate the transactions contemplated by this Agreement. For purposes of this Agreement, a change in a party's prospects shall not be deemed a Material Adverse Change if such change resulted from general economic conditions, including economic conditions applicable to a specific industry.

            (c) SEC Documents. The Issuer is registered pursuant to Section 12 of the Exchange Act and it current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the Issuer's filings made pursuant to the Exchange Act (collectively, the "Issuer SEC Documents") contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission's EDGAR system.

            (d) Property. The Issuer does not owns any real property. The Issuer does not own any intellectual property rights. None of the Issuer' assets are subject to any encumbrances or other Claims. A "Claim" shall mean any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first refusal, mortgage, indenture, security agreement or other agreement, arrangement, contract, commitment, understanding or obligation, whether or not relating in any way to credit or the borrowing of money and whether or not voluntarily incurred or arising under any law.

            (e) Litigation. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer's Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer's knowledge, threatened against the Issuer.

            (f) Compliance with Laws. The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to "laws" shall refer to any laws, rules or regulations of any Chinese or United States, as the case may be, federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

            (g) Taxes. The Issuer has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of the Issuer, all tax returns previously filed are true and correct in all material respects. As used in this Agreement, a party's Best Knowledge shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such person's business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. Actual or imputed knowledge of any director or officer of a party shall be deemed to be knowledge of the party.

            (h)   No Defaults.

                  (i) Except as disclosed in the Issuer Financial Statements or in the SEC Documents, the Issuer has performed all material obligations required to be performed by it, and the Issuer is not in default, in any material respect, under any agreement to which it is a party except to the extent that any such breach would not have a Material Adverse Effect.



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

                  (ii) The Issuer is not in violation of its certificate of incorporation or by-laws. The execution and delivery of this Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated by this Agreement will not result in any violation of the Issuer's certificate of incorporation or by-laws or any applicable law or be in conflict with, constitute a default under, or result in a violation of, or give rise to any right of termination, cancellation or acceleration under, any material agreement to which the Issuer is a party or any court order or decree or other governmental order or decree.

                  (i) No Broker. The Issuer has not employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. The Issuer shall indemnify and hold Konzern and the Stockholders harmless from and against any manner of loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any fees or commissions due to any finder or broker for compensation in connection with the transactions contemplated by this Agreement. The obligations of the Issuer pursuant to this Section 2(i) shall survive the Closing.

                  (j) Reliance by Stockholders. The representations and warranties set forth in this Section 3, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading. Notwithstanding the foregoing, Stockholders acknowledges that no representation or warranty is made by the Issuer with respect to any projections made by the Issuer.

      3. Representations and Warranties of Stockholders. The Stockholders jointly and severally (except as to Section 3(b),of this Agreement as to which the representations and warranties are several) represent and warrant to the Issuer as follows:

            (a)   Organization.

                  (i) Konzern is a company, duly organized, validly existing and in good standing under the laws of the People's Republic of China and has full power and authority to carry on its business as and where such business is operated. All necessary company action required to be taken by Konzern and the Stockholders relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been duly and validly taken, and this Agreement constitutes the legal, valid and binding and enforceable obligation of Stockholders, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by Stockholders for the consummation of the transactions contemplated by this Agreement has been taken, and all regulatory approval of .

                  (ii) The execution and performance of this Agreement will not violate or conflict with any provision of Konzern's certificate of incorporation, by-laws or other organizational documents. No approval or consent of, or notice to or filing with, any Person not a party to this Agreement or any governmental or quasi-governmental agency, is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated herein by Stockholders other than approvals which have been obtained or will have been obtained at or prior to Closing.



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

                  (iii) The capital of Konzern is represented solely by the Konzern Shares. Konzern is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock or any interest in the capital of Konzern is to be issued or created or transferred, and Konzern does not have any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it or he granted or may have issued or granted any individual or entity any Convertible Securities or any interest in Konzern or Konzern's earnings or profits, however defined.

            (b) Several Representations by the Stockholders. Each Stockholder, for himself or herself:

                  (i) Is the sole record and beneficial owner of the Konzern Shares set forth after his or her name in Schedule A to this Agreement, subject to no Claim.

                  (ii) Is a citizen and resident of China and is not a citizen or resident of the United States of America.

                  (iii) Has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of such Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by Stockholders for the consummation of the transactions contemplated by this Agreement has been taken.

                  (iv) Is an accredited investor within the meaning of Rule 501 of the Commission pursuant to the Securities Act;

                  (v) Is acquiring the Shares pursuant to this Agreement for investment and not with a view to the sale or distribution thereof;

                  (vi) Understands that the Shares constitute restricted securities within the meaning of Rule 144 of the Commission pursuant to the Securities Act and may not be sold or otherwise transferred except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act;

                  (vii) Has been advised by counsel as to the meaning and implication of the acquisition of restricted securities and the illiquid nature of the Shares;

                  (viii) Acknowledges that the certificate or certificates for the Shares will bear the Issuer's customary Securities Act restrictive legend;

                  (ix) Represents that he or she understands that an investment in the Shares involves a high degree of risk; and

                  (x) Represents that the execution and performance of this Agreement will not constitute a breach of any contract to which such Stockholder is a party or by which he or she is bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such Stockholders or his or her properties.

            (c)   Financial Statements.

                  (i) Konzern has delivered to the Issuer the following financial statements (collectively, the "Konzern Financial Statements"): Audited balance sheet at December 31, 2004 and the statements of operations, stockholders' equity, cash flow and notes thereto for the two years in the period then ended, certified by Moore Stephens Wurth Frazer and Torbet, LLP, and the unaudited balance sheet as of September 30, 2005 and the statements of operations, cash flows and notes to financial statements for the nine months ended September 30, 2005 and 2004 and stockholders' equity for the nine months ended September 30, 2005, which have been reviewed, but not audited, by Moore Stephens Wurth Frazer and Torbet, LLP. The Konzern Financial Statements are in accordance with all books, records and accounts of Konzern, have been prepared in accordance with United States generally accepted accounting principles consistently applied and the requirements of the PACOB, except that the Konzern Financial Statements for the period ended September 30, 2005 do not include information which is not required to be included in a Form 10-Q. Moore Stephens Wurth Frazer and Torbet, LLP is independent as to the Issuer under the rules of the Commission pursuant to the Securities Act. The Konzern Financial Statements present fairly the financial position of the Issuer at the respective balance sheet dates, and fairly present the results of Konzern's operations, changes in stockholders' equity and cash flows for the periods covered in accordance with generally accepted accounting principles consistently applied. The Konzern Financial Statements for the periods ended September 30, 2005 include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                  (ii) At the close of business on September 30, 2005, Konzern did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed on the September 30 balance sheet. Konzern has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection and except as disclosed in the Konzern Financial Statements. Konzern has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Konzern Financial Statement, and not heretofore paid or discharged.

                  (iii) Except as disclosed in the Konzern Financial Statements, since September 30, 2005, there has not been any Material Adverse Change affecting Konzern or any damage or destruction, whether covered by insurance or not, affecting the business, property or assets of Konzern.

            (d) Property. Konzern has disclosed to Konzern any real property owned by Konzern or leased by Konzern. None of Konzern's assets are subject to any encumbrances or other Claims except as reflected in the Konzern Financial Statements.

            (e)   Intellectual Property Rights.

                  (i) Konzern has all requisite right, title and interest in or valid and enforceable rights to use all the intellectual property which it believes is necessary to the conduct of its business as presently conducted, including its rights to Konzern's products. Each item of the intellectual property either is owned exclusively by Konzern, free and clear of any encumbrances, or is licensed to Konzern under a valid license granting sufficient rights to permit Konzern to conduct its business as presently conducted. To Konzern's and the Stockholders' Best Knowledge, Konzern owns or has the valid right to use all trademarks, service marks and trade names used by Konzern in connection with the operation or conduct of Konzern's business, including the sale of any products or technology or the provision of any services by Konzern. Konzern owns exclusively, and has good title to, all copyrighted works that are Konzern products or other works of authorship that Konzern otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Konzern or are in the public domain. Konzern has not transferred ownership of any intellectual property to any other Person.



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                  (ii)  The operation of the business of Konzern as currently conducted, including Konzern's design, development, use, import, export, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Konzern, to Konzern's and the Stockholders' Best Knowledge, does not infringe the copyright or misappropriate the trade secrets, patent rights or trademark rights of any Person. Konzern has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Konzern infringes or misappropriates the intellectual property of any Person or constitutes unfair competition or trade practices under any law.

                  (iii) To Konzern's and the Stockholders' Best Knowledge, there are no contracts between Konzern and any other Person with respect to intellectual property under which there is any dispute regarding the scope of such contract, or performance under such contract, including any dispute with respect to any payments to be made or received by Konzern thereunder.

            (f)   No Defaults.

                  (i) Except as disclosed in the Konzern Financial Statement, Konzern has performed all material obligations required to be performed by it, and Konzern is not in default, in any material respect, under any agreement to which it is a party except to the extent that any such breach would not have a Material Adverse Effect.

                  (ii) Konzern is not in violation of its certificate of incorporation, by-laws or other organizational instrument. The execution and delivery of this Agreement by Konzern and the consummation by Konzern and the Stockholders of the transactions contemplated by this Agreement will not result in any violation of Konzern's certificate of incorporation, by-laws or other organizational document or any applicable law or be in conflict with, constitute a default under, or result in a violation of, or give rise to any right of termination, cancellation or acceleration under, any material agreement to which Konzern is a party or any court order or decree or other governmental order or decree affecting Konzern.

            (g)   Compliance with Laws.

                  (i) Konzern has complied with, is not in violation of, and has not received any notices of violation with respect to, any Chinese or other law, judgment, decree, injunction or order, applicable to it, the conduct of its business or the ownership or operation of its business, including drug administration laws, regulations on drug's operation and quality control, food hygiene laws, price, advertising and contract laws, company laws, currency laws and regulations, and other laws affecting or relating to its business.

                  (ii) To the Best Knowledge of Stockholders and Konzern, (i) Konzern is not in violation or, and has not received any written notice from any governmental entity that there exists any violation of any law relating to the use or disposal or any other dealing with hazardous substances which are applicable to it, (ii) there are no hazardous substances present on, under or about any of Konzern's property or assets, (iii) no discharge, spillage, uncontrolled loss, seepage or filtration of hazardous substances has occurred on, under or about any of Konzern's property or assets, (iv) none of Konzern's property or assets violates, or has at any time violated, any hazardous substance laws, and (v) that there is no condition on any asset for which Konzern has an obligation to undertake any remedial action pursuant to and hazardous substance laws. Terms used in this Section 3(g)(ii) shall have the meaning accorded them under applicable Chinese law.



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            (h)   Litigation. There are no material claims, actions, suits,
proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of Konzern) pending or, to Konzern's or any Stockholder's Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer's knowledge, threatened against Konzern.

            (i) Taxes. Konzern has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of Konzern and the Stockholders, all tax returns previously filed are true and correct in all material respects.

            (j) Transactions with Affiliates. Except as disclosed in the Konzern Financial Statements, and except invention assignment or confidentiality agreements in favor of the Company:

                  (i) There are no material contracts between Konzern, on the one hand, and any current officer, director, Stockholder or any of their affiliates. An affiliate of any Person is a Person who controls, is controlled by or is under common control with, such Person.

                  (ii) Konzern does not provide or cause to be provided any assets, services or facilities to any such current officer, director, Stockholder or affiliate.

                  (iii) No current officer, director, Stockholder or affiliate provides or causes to be provided any assets, services or facilities to Konzern.

                  (iv) Konzern does not beneficially own, directly or indirectly, any investment assets of any such current or former officer, director, Stockholder or affiliate.

            (k) No Broker. Neither the Stockholders nor Konzern has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. Stockholders shall indemnify and hold the Issuer harmless from and against any manner of loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any fees or commissions due to any finder or broker for compensation in connection with the transactions contemplated by this Agreement as a result of the conduct by, or agreements entered into by, Stockholders. This obligations of Stockholders pursuant to this Section 3(k) shall survive the Closing.

            (l) Reliance by the Issuer. The representations and warranties set forth in this Section 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading.



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            (m)   Registration Rights. The Stockholders shall have the
registration rights with respect to the Shares as are set forth in Exhibit B to this Agreement. The shares shall be subject to an 18-month lock-up, as provided in said Exhibit B.

      4. Conditions to the Obligation of the Issuer. The obligations of the Issuer under this Agreement are subject to the satisfaction of the following conditions unless waived by the Issuer:

            (a) Representations and Warranties. On the Closing Date, the representations and warranties of Stockholders shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and Stockholders shall have performed all of its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing Date, and the Issuer shall have received the certificate of Stockholders to such effect and as to matters set forth in Section 4(b) of this Agreement.

            (b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of Konzern shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect on any of the assets, properties, business, prospects, operations or financial condition of Konzern.

            (c) Opinion of Counsel to Konzern. Stockholders shall have delivered the opinion of its counsel, which shall be addressed to the Issuer and to Barron Partners and any other investors in the Issuer who make their investment contemporaneously with the Closing under this Agreement, to the effect that:

                  (i) Konzern is a company organized and existing under the laws of the Peoples Republic of China, and has the power to conduct is business as presently conducts;

                  (ii) All company action necessary to enable Konzern and the Stockholders to perform their obligations under this Agreement has been taken, and this Agreement constitutes the valid and binding obligation of Konzern enforceable in accordance with its terms;

                  (iii) The capital of Konzern is represented solely by the Konzern Shares. All of the Konzern Shares are owned of record by Stockholders, and the Konzern Shares are duly and validly authorized and issued, fully paid and non-assessable;

                  (iv) All authorization from Chinese government authorities which are necessary in order for Konzern and the Stockholders to consummate the transactions contemplated by this Agreement, including the status of Konzern as a wholly-owned foreign enterprise ("WOFE"), and, upon transfer of the Konzern Shares pursuant to this Agreement, the Issuer will own all of the capital of Konzern;

                  (v) To the knowledge of such counsel, Konzern has such permits from government agencies as are necessary for it to conduct its business as presently conducted.

                  (vi)  Such other matters as the Issuer may reasonably request.

            (d)   Certified Documents. Konzern shall have delivered to the
Issuer:

                  (i) The governing instruments of Konzern, certified by the appropriate Chinese governmental authority.

                  (ii) Evidence from a government officer or agency dated as of current date as to the good standing of Konzern.

                  (iii) The by-laws of Konzern, certified by the chief financial officer of other officer authorized by the board.

                  (iv) An incumbency certificate confirming the positions and signatures of the officers of Konzern.

      5. Conditions to the Obligation of Stockholders. The obligations of Stockholders under this Agreement are subject to the satisfaction of the following conditions unless waived by Stockholders:

            (a) Representations and Warranties. On the Closing Date, the representations and warranties of the Issuer shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Issuer shall have performed all of its respective obligations required to be performed by it pursuant to this Agreement at or prior to the Closing Date, and Stockholders shall have received the certificate of the Issuer to such effect and as to matters set forth in Section 5(b) of this Agreement.

            (b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of the Issuer shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect on any of the assets, properties, business, prospects, operations or financial condition of the Issuer.

            (c) Investment by Barron Partners. Barron Partners shall have invested not less than US$3,000,000 in the Issuer pursuant to the Barron Agreement, the net proceeds of which are to be used to provide Konzern with working capital.

            (d)   Certified Documents. The Issuer shall have delivered to
Stockholders:

                  (i) The certificate of incorporation of the Issuer, certified by the Secretary of State of Delaware.

                  (ii) A certificate issued by the Secretary of State of Delaware dated as of current date as to the good standing of the Issuer in Delaware.

                  (iii) The by-laws of the Issuer, certified by the Secretary of the Issuer.

                  (iv) Resolutions of the Issuer's board of directors approving this Agreement and the transactions contemplated by this Agreement.

                  (v) An incumbency certificate confirming the positions and signatures of the officers of the Issuer.

            (e) SEC Filings. The Issuer shall be current with its filings pursuant to the Exchange Act.

            (f) Other Instruments. the Issuer shall have delivered such other documents as counsel for Stockholders may reasonably request.

      6.    Termination.

            (a) Basis For Termination. This Agreement may be terminated prior to the Closing Date:

                  (i)   By the written agreement of the parties.

                  (ii) By either party in the event that the other party shall have breached its representations, warranties, covenants and agreements in any material respect or failed to comply in any material respect with their respective obligations pursuant to this Agreement in any material respect, and such failure shall have continued for more than thirty (30) days after notice thereof, in reasonable detail, shall have been given by the party seeking to terminate this Agreement.

                  (iii) By either party if the conditions to such party's obligation to close shall not have been satisfied or waived.

                  (iv) By either party if the Closing shall not have taken place by March 15, 2006 other than as a result of a breach by the party seeking to terminate this Agreement pursuant to this Section 6(a)(iv).

            (b) Effect of Termination. In the event of a termination of this Agreement pursuant to this Section 6, neither party shall have any obligation or liability to the other, and each party shall bear its own expenses.

      7.    Miscellaneous.

            (a) Entire Agreement. This Agreement, including the Exhibits and the Schedule, which constitutes integral parts of this Agreement, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

            (b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

            (c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Issuer:                       c/o Asher S. Levitsky PC
                                        Katsky Korins LLP
                                        605 Third Avenue
                                        New York, New York 10158
                                        Facsimile:  212/716-3239


If to Konzern or the Stockholders:      c/o The Stockholders Group
                                        Guangzhou Konzern Medicine Co. Ltd.
                                        Room 702 Guangri Mansion No. 8
                                        South Wuyang Xin Chengsi
                                        CHINA

                                        Attention:
                                        Facsimile:

With a copy to:                         Asher S. Levitsky P.C.
                                        Katsky Korins LLP
                                        605 Third Avenue
                                        New York, New York 10158
                                        Facsimile:  212/716-3239

                                        and

                                        Meiyi Xia
                                        51 Everett Drive; Suite A-20
                                        West Windsor Professional Center
                                        Princeton Junction, NJ 08550
                                        Facsimile: 609/


Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

            (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law; provided, however, that the transfer of the Konzern Shares to the Issuer shall be in compliance with the law of the Peoples Republic of China. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and
(iv) consent to any service of process made either (x) in the manner set forth in Section 7(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

            (e) Survival of Representations and Warranties. The representations and warranties shall terminate at, and shall not survive, the Closing, except that the representations set forth in Sections 2(i) and 3(k) shall survive the Closing.

            (f) Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

            (g) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

            (h) Tax Consequences. Each party to this Agreement is relying on his or its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other party.

            (i) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that Stockholders may not assign this Agreement or any of its rights under this Agreement without the prior written consent of the Issuer.

            (j) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

            (k) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

            (n)   Exhibits; Schedules. One complete set of the Exhibits and

Schedules has been marked for identification and delivered by each of the parties to the other on or before the execution and delivery of this Agreement.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        LOUNSBERRY HOLDINGS III, INC.


                                        By:____________________________________
                                        Name: Meiyi Xia
                                        Title: President

                                        STOCKHOLDERS


                                        ---------------------------------------
                                        Senshan Yang


                                        ---------------------------------------
                                        Minhua Liu


                                        ---------------------------------------
                                        Junhua Liu

                                        Guangzhou Konzern Medicine Co. Ltd.
                                        hereby consents to the foregoing
                                        agreement.

                                        GUANGZHOU KONZERN MEDICINE CO. LTD.


                                        By:____________________________________
                                           Senshan Yang, Chief Executive Officer

                                                                      Schedule A

                       Information Concerning Stockholders

Name and Address               Konzern Shares                       Shares
----------------               --------------                       ------
Senshan Yang                                                     3,265,000
Minhua Liu                                                       2,612,000
Junhua Liu                                                         653,000

                                                                      Schedule B

DESCRIPTION                                      NO. SHARES

Senshan Yang                                      3,265,000
Minhua Liu                                        2,612,000
Junhua Liu                                          653,000
Barron Partners (on conversion of pref'd)         3,120,000
Public Stockholders                                 100,000
Meiyi Xia                                           150,000
Lin Li                                               37,500
Qingsong Du                                         187,500
Xiao Duan                                           125,000
Yaru Du                                             125,000
Yinshing To                                         125,000
Total Outstanding excl Barron conversion          7,380,000
Total Outstanding incl Barron conversion         10,500,000

Barron warrants A                                 3,694,738
Barron warrants B                                 3,694,738
Stock option/incentive plan (15% of o/s)          1,575,000
Total Reserved (excl. Barron conversion)          8,964,476
Total Reserved (incl. Barron conversion)         12,084,476

Total fully-diluted                              19,464,476

BARRON INVESTORS                                     SHARES
Barron Partners                                   2,640,000
Ray and Amy Rivers, JTWOS                           160,000
Steve Mazur                                         160,000
William M  Denkin                                   160,000
Total                                             3,120,000